Exhibit 23(i)

                                BURNS & LEVINSON
                               Counsellors at Law
                    125 Summer Street, Boston, MA 02110-6124
                  Telephone 617-345-3000 Facsimile 617-345-3299

                                 James B. Craver
                                  617-345-3847
                                 JCraver@B-L.com
                                                                  April 18, 2002
Meeder Advisor Funds
P.O. Box 7177
6000 Memorial Drive
Dublin, OH 43017

     Re:  Registration of Shares of Beneficial Interest

Ladies and Gentlemen:

     We are acting as Massachusetts counsel to Meeder Advisor Funds, a Massachusetts Business trust (the "Trust"), in connection with the registration by the Trust of two new series (the "Series") under the Investment Company Act of 1940 (the "1940" Act"). The Series are the Opportunity Fund and the Capital Fund. The Series and their shares of beneficial interest (the "Shares") are described in the Trust's Registration Statement on Form N-1A under the Securities Act of 1933 (the "1933 Act"), Post-Effective Amendment No. 24 thereto, and also under the 1940 Act, Post-Effective Amendment No. 24 thereto. This opinion is being filed in connection with such Registration Statement.

     This opinion is limited to the laws of the Commonwealth of Massachusetts as interpreted and applied by the courts of such Commonwealth. We understand that the foregoing limitation is acceptable to you.

     Based upon and subject to the foregoing, please be advised that it is our opinion that the Shares being registered under the 1933 Act pursuant to the Registration Statement have been duly authorized for issuance and, when sold in accordance with the prospectus contained in the Registration Statement, will be legally issued, fully paid and nonassessable, except that shareholders of the Trust may under certain circumstances be held personally liable for its obligations.

     We hereby consent to the filing of this letter as an exhibit to the Registration Statement.

                                          Very truly yours,
                                          Burns & Levinson LLP


                                          By: /s/ James B. Craver
                                              -----------------------
                                                   James B. Craver
JBC/maj